                                                            Exhibit 11


                           PPG INDUSTRIES, INC.
                       AND CONSOLIDATED SUBSIDIARIES
                       -----------------------------

                     COMPUTATION OF EARNINGS PER SHARE
                 FOR THE FIVE YEARS ENDED DECEMBER 31, 1993



                                  1993     1992     1991     1990     1989

Income before cumulative
  effect of changes in methods
  of accounting...............   $295.0   $319.4   $201.4   $474.8   $465.2

Cumulative effect on prior
  years of changes in methods
  of accounting:
    Other postretirement
      benefits................   (357.1)     --       --       --       --
    Postemployment benefits...     (6.1)     --       --       --       --
    Income taxes..............     90.4      --       --       --       --
    Major repairs to glass
      and fiber glass
      melting facilities......      --       --      74.8      --       --
                                 ------   ------   ------   ------   ------
Net income....................   $ 22.2   $319.4   $276.2   $474.8   $465.2
                                 ======   ======   ======   ======   ======

Weighted average number of
  shares of common stock
  outstanding.................    106.3    106.1    106.2    107.2    111.3
                                 ======   ======   ======   ======   ======

Weighted average number of
  shares of common stock
  outstanding and common
  stock equivalents...........    107.2    106.8    106.7    107.6    111.7
                                 ======   ======   ======   ======   ======

Primary earnings per share:
  Income before cumulative
    effect of changes in
    methods of accounting.....   $ 2.78   $ 3.01   $ 1.90   $ 4.43   $ 4.18

  Cumulative effect on
    prior years of changes in
    methods of accounting:
      Other postretirement
        benefits...............   (3.36)     --       --       --       --
      Postemployment benefits..    (.06)     --       --       --       --
      Income taxes.............    0.85      --       --       --       --
      Major repairs to glass
        and fiber glass
        melting facilities.....     --       --      0.70      --       --
                                 ------   ------   ------   ------   ------

  Earnings per share...........  $ 0.21   $ 3.01   $ 2.60   $ 4.43   $ 4.18
                                 ======   ======   ======   ======   ======

                                                            Exhibit 11


                           PPG INDUSTRIES, INC.
                       AND CONSOLIDATED SUBSIDIARIES
                       -----------------------------

                     COMPUTATION OF EARNINGS PER SHARE
                 FOR THE FIVE YEARS ENDED DECEMBER 31, 1993

                               (Continued)



                                  1993     1992     1991     1990     1989

Fully diluted earnings
  per share:

  Income before cumulative
    effect of changes in
    methods of accounting.....   $ 2.75   $ 2.99   $ 1.89   $ 4.41   $ 4.16

  Cumulative effect on prior
    years of changes in
    methods of accounting:
      Other postretirement
        benefits..............    (3.33)     --       --       --       --
      Postemployment benefits.     (.05)     --       --       --       --
      Income taxes............     0.84      --       --       --       --
      Major repairs to glass
        and fiber glass
        melting facilities....      --       --      0.70      --       --
                                 ------   ------   ------   ------   ------

  Earnings per share..........   $ 0.21   $ 2.99   $ 2.59   $ 4.41   $ 4.16
                                 ======   ======   ======   ======   ======


NOTES:

The common stock equivalents consist of the shares reserved for issuance under PPG's stock option plan and deferred under PPG's incentive compensation, management award, earnings growth and directors' retirement plans.

The fully diluted earnings per share calculations are submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because they result in dilution of less than three percent.

All amounts are in millions except per share data.